Exhibit 99.13

AMENDMENT NO. 1 TO
CREDIT AGREEMENT

This AMENDMENT NO. 1, dated as of July 22, 2011 (this “Amendment”), to the Credit Agreement dated as of April 15, 2011 (the “Credit Agreement”), is entered into by and among (1) GRUBB & ELLIS COMPANY, a Delaware corporation (the “Parent Guarantor”), (2) GRUBB & ELLIS MANAGEMENT SERVICES, INC., a Delaware corporation (the “Borrower”); (3) the other guarantors party hereto (the “Guarantors” and, together with the Borrower and the Parent Guarantor, each a “Loan Party” and collectively, the “Loan Parties”); (4) each lender party hereto (collectively, the “Lenders”); and (5) COLFIN GNE LOAN FUNDING, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to: (i) waive any existing Events of Default (if any) arising in connection with Section 7.1 prior to the date hereof; (ii) acknowledge and consent to the Parent Guarantor’s sale of Daymark and its Subsidiaries (the “Daymark Disposition”) and the terms of the restructured intercompany payable by the Parent Guarantor in favor of Daymark, in each case to the extent and on the terms set forth herein; and (iii) amend the Credit Agreement and certain exhibits thereto, as provided herein; and

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.       Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement, as amended by this Amendment.

SECTION 2.       Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)       The definition of “Net Worth” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Net Worth”: at any date, (A) the sum of (i) the net worth of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus (ii) any Loans (other than any PIK Amounts) included in such net worth calculation, minus (B) any intercompany Receivable from the Parent Guarantor which is eliminated or set off in consolidation of the Parent Guarantor's financial statements.”

(b)       Exhibit H is hereby amended by deleting such exhibit in its entirety and replacing it with the exhibit attached hereto as Exhibit A.

SECTION 3.       Acknowledgement of Reimbursement Obligation.  Each Loan Party acknowledges that the costs and expenses of the Administrative Agent and its Affiliates for which it is responsible under Section 10.5 of the Credit Agreement include, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent in connection with this Amendment.  Without limiting the generality of the foregoing, the Borrower agrees to pay all invoices and statements for such costs and expenses relating to this Amendment submitted to the Borrower by the Administrative Agent or its Affiliates or directly submitted to the Borrower by any such legal counsel promptly after receipt of such invoices and statements by the Borrower.

SECTION 4.       Conditions to Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

(a)       Execution of Counterparts. The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by each Loan Party, the Administrative Agent and each Lender, (ii) (a) amendments to the Closing Date Warrants duly executed by each party thereto and (b) the Waiver to Commitment Letter, dated as of July 22, 2011, duly executed by each party thereto, in each case, in form and substance satisfactory to the Administrative Agent and (iii) duly executed and delivered control agreements with respect to each Deposit Account, Securities Account and Commodity Account listed on Schedule 8 to the Perfection Certificate (other than the Accounts (as such term is defined in the Guarantee and Collateral Agreement) of Daymark and its Subsidiaries), in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(b)       Security Interests.  The Administrative Agent shall have a valid and perfected, first priority security interest in all Collateral as of the date hereof.

(c)       Approvals.  All governmental and third party approvals necessary in connection with the Loan Documents, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(d)       Accuracy of Representations and Warranties.  After giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by or subject to materiality or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or subject to “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

(e)       No Default or Event of Default.  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof.

(f)       Payment of Fees and Expenses.  The Lenders (on a pro rata basis in accordance with their respective commitments as of the date hereof) shall have received a closing fee in the aggregate amount of $180,000, and the Lenders and the Administrative Agent shall have received all other fees required to be paid, and all expenses (including: (i) fees and expenses of the financial advisor to the Lenders and their Affiliates and (ii) the reasonable fees and expenses of legal counsel) required to be reimbursed, on or before the date hereof.

SECTION 5.  Approval and Release Documentation.

(a)       Without limiting the other requirements set forth in Section 7.5(h) of the Credit Agreement (except to the extent expressly set forth below in this Section), the Administrative Agent and the Required Lenders hereby: (i) consent to and approve the Daymark Disposition on terms and conditions set forth in the stock purchase agreement attached hereto as Exhibit B (the “Daymark SPA”) and with such amendments and modifications thereto that are immaterial and do not adversely impact the Lenders (it being agreed that such amendments and modifications may include, without limitation, amendments to the provisions of the Daymark SPA set forth on Schedule 5(a)(i) hereto); (ii) consent to the restructuring of the intercompany payable owed by the Parent Guarantor to Daymark as contemplated under the Daymark SPA (such restructured debt being referred to herein as the “Restructured Daymark Note”) and with such amendments and modifications thereto that are immaterial and do not adversely impact the Lenders (it being agreed that such amendments and modifications may include, without limitation, amendments to the provisions of the Restructured Daymark Note set forth on Schedule 5(a)(ii) hereto); (iii) notwithstanding anything to the contrary set forth in Section 7.2 of the Credit Agreement, expressly consent for purposes of Section 7.2 of the Credit Agreement to the existence of the restructured Indebtedness on the terms described in clause (ii) of this Section 5(a); and (iv) agree that the 10-day prior delivery requirement contained in Section 7.5.(h)(iv) of the Credit Agreement shall be satisfied if the certificate and other information required thereby are delivered prior to or concurrently with the consummation of the Daymark Disposition.

(b)       Upon the occurrence of each of (i) the satisfaction of the requirements set forth in Section 7.5(h) of the Credit Agreement (in the case of Section 7.5(h)(iv), subject to the terms of Section 5(a)(iv) herein), (ii) the consummation of the Daymark Disposition and (iii) the delivery to the Administrative Agent of a duly executed copy of the Daymark SPA and the Restructured Daymark Note, the Administrative Agent agrees to execute and deliver a guaranty and lien release for Daymark and its Subsidiaries substantially in the form attached hereto as Exhibit  C or such other form as the Administrative Agent shall agree with the Borrower.

SECTION 6.  Waiver.  The Administrative Agent and the Lenders hereby waive any and all defaults, violations or breaches under the Credit Agreement (if any) relating to Borrower’s failure to comply with Section 7.1 of the Credit Agreement or to meet any other Net Worth requirement provided for as a condition to borrowing under the Credit Agreement, in each case, prior to the date hereof, provided, that, such waiver is limited precisely as written and shall not be deemed to (i) waive compliance with the provisions of Section 7.1 or any other provisions of the Credit Agreement for any future periods, (ii) be a waiver of any other term or condition of the Credit Agreement or any of the other Loan Documents, or (iii) prejudice any right or rights which the Administrative Agent or the other Lenders may now have or may have in the future under, in connection with, or with respect to the Credit Agreement or any of the other Loan Documents.

SECTION 7.  Representations and Warranties.  The Borrower, the Parent Guarantor and each other Guarantor represent and warrant as follows:

(a)       Authority. The execution, delivery and performance by each Loan Party of this Amendment and each other Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated hereby and thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(a)       Enforceability.  Each of this Amendment and each other Loan Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)       Non-Contravention. The execution and delivery by each Loan Party of this Amendment and the other Loan Documents executed by such Loan Party and the performance and consummation of the transactions contemplated hereby and thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual

Obligation of such Loan Party, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any material property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this Amendment or the other Loan Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(c)       Reaffirmation.  The Borrower and the Parent Guarantor hereby reaffirms, for the benefit of the Lenders and the Administrative Agent, the accuracy in all material respects each representation and warranty contained in Section 4 of the Credit Agreement on and as of the date hereof (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date).  Each Loan Party shall be deemed to have reaffirmed, for the benefit of the Lenders and the Administrative Agent, the accuracy in all material respects each representation and warranty contained in Section 4 of the Guarantee and Collateral Agreement on and as of the date hereof (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date).

(d)       No Default or Event of Default. As of the date hereof, both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 8.  Validity of Obligations and Liens.

(a)       Validity of Obligations.  Each Loan Party acknowledges and agrees that each Loan Party is indebted to the Lenders and the Administrative Agent for the Obligations, without defense, counterclaim or offset of any kind and each Loan Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.

(b)       Validity of Guarantees.  The Parent Guarantor and each other Guarantor, as a Guarantor under the Guarantee and Collateral Agreement hereby (i) acknowledges and agrees to the terms of this Amendment and (ii) confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee and Collateral Agreement is, and shall continue to be, in full force and effect and the Guarantee and Collateral Agreement is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guarantee and Collateral Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(c)       Validity of Liens and Loan Documents.  The Borrower and each Guarantor ratify and reaffirm the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to secure any of the Obligations or any Guarantee Obligation by any Loan Party to the Administrative Agent, for the benefit of the Lenders, pursuant to the Loan Documents to which any Loan Party is a party and hereby confirm and agree that notwithstanding the effectiveness of this Amendment, and except as expressly amended by this Amendment, each Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment.

SECTION 9.   Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 10.        Continuing Effectiveness. Except as modified by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects and this Amendment shall be a Loan Document for all purposes, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement” and phrases of similar import, shall in all instances be references to, and continue to refer to, April 15, 2011, and not the date of this Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein.

SECTION 11.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.  Integration.  This Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 13.  GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 14.  Submission To Jurisdiction; Waivers.  Each Loan Party hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York;

(b)       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 15.  WAIVER OF JURY TRIAL.  EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 16.  Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

SECTION 17.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each Loan Party, the Lenders, the Administrative Agent and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Administrative Agent and each Lender.  Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRUBB & ELLIS MANAGEMENT SERVICES, INC., as Borrower

By:	/s/ Thomas P. D'Arcy
Name: Thomas P. D'Arcy
Title: President and Chief Executive Officer

GRUBB & ELLIS COMPANY, as Parent Guarantor and as a Guarantor

By:	/s/ Thomas P. D'Arcy
Name: Thomas P. D'Arcy
Title: President and Chief Executive Officer

GUARANTORS:

DAYMARK REALTY ADVISORS, INC., a Delaware corporation

By:	/s/ Steven Shipp
Name: Steven Shipp
Title: President and Chief Executive Officer

GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Thomas P. D'Arcy
Name: Thomas P. D'Arcy
Title: President and Chief Executive Officer

GRUBB & ELLIS HEALTHCARE REIT II ADVISOR, LLC, a Delaware limited liability company

By:	/s/ Thomas P. D'Arcy
Name: Thomas P. D'Arcy
Title: President and Chief Executive Officer

GRUBB & ELLIS LANDAUER VALUATION ADVISORY SERVICES, LLC, a Delaware limited liability company

By:	/s/ Thomas P. D'Arcy
Name: Thomas P. D'Arcy
Title: President and Chief Executive Officer

GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company

By:	/s/ Thomas P. D'Arcy
Name: Thomas P. D'Arcy
Title: President and Chief Executive Officer

NNN REALTY ADVISORS, INC., a Delaware corporation

By:	/s/ Steven Shipp
Name: Steven Shipp
Title: President and Chief Executive Officer

TRIPLE NET PROPERTIES REALTY, INC., a California corporation

By:	/s/ Steven Shipp
Name: Steven Shipp
Title: President

COLFIN GNE LOAN FUNDING, LLC,
as Administrative Agent and as a Lender

By:	/s/ Mark M. Hedstrom
Name: Mark M. Hedstrom
Title: Vice President

EXHIBIT A

FORM OF ADDITIONAL WARRANT

[Provided under separate cover]

EXHIBIT B

FORM OF DAYMARK SALE AGREEMENT

[Provided under separate cover]

EXHIBIT C

FORM OF GUARANTY AND LIEN RELEASE

[Provided under separate cover]

SCHEDULE 5(a)(i)

Additional Permitted Amendments to Daymark SPA

       The Daymark SPA may be amended from the form set forth on Exhibit B to this Amendment to provide that the Parent Guarantor pay up to $1,500,000 of transaction expenses incurred by the parties in connection with the Daymark Disposition.

SCHEDULE 5(a)(ii)

Additional Permitted Amendments to Restructured Daymark Note

       The Restructured Daymark Note may be amended to provide that the original principal amount of the Restructured Daymark Note contemplated in the form of Daymark SPA set forth on Exhibit B to this Amendment be increased up to an original principal amount not to exceed $5,000,000.